Commvault Announces Third Quarter Fiscal 2026 Financial Results
Total Revenue climbs +19% year over year to a record $314 million
Annualized recurring revenue (ARR)1 reaches $1,085 million, up +22% year over year
Sets high for new customers added in fiscal 2026
Tinton Falls, N.J. – January 27, 2026 – Commvault (Nasdaq: CVLT) today announced its financial results for the fiscal third quarter ended December 31, 2025.
“Commvault delivered another quarter of healthy growth and profitability driven by record customer engagement and adoption," said Sanjay Mirchandani, President and CEO, Commvault. "Customers and partners are turning to Commvault because they require an AI-enabled platform that addresses rapidly evolving identity and emerging threats, supports compliance, and brings resilience to hybrid and multi-cloud environments.”
Notes are contained at the end of this press release

Third Quarter Fiscal 2026 Highlights -
•Total revenues were $314 million, up 19% year over year
•Total ARR1 grew to $1,085 million, up 22% year over year, or 17% on a constant currency basis using March 31, 2025 spot rates
•Subscription revenue was $206 million, up 30% year over year, inclusive of term-based license revenue of $119 million, up 22% year over year, and SaaS revenue of $87 million, up 44% year over year
•Subscription ARR1 grew to $941 million, up 28% year over year, or 24% on a constant currency basis using March 31, 2025 spot rates
•Income from operations (EBIT) was $20 million, an operating margin of 6.3%
•Non-GAAP EBIT2 was $61 million, an operating margin of 19.6%
•Operating cash flow was $4 million, with free cash flow2 of $2 million, impacted by the timing of certain working capital items

Recent Business Highlights -
•Commvault released the Commvault Cloud Unity Platform, unifying data security, cyber recovery and identity resilience across cloud, hybrid and on-premise environments.
•Commvault and Delinea announced a new partnership that expands Commvault's unified data security, identity resilience, and cyber recovery offerings within the Commvault Cloud platform, enabling customers to manage credentials and limit privilege misuse.
•Commvault received a 2025 Geography and Global AWS Partner Award, being named the Global Storage Partner of the Year.
•Commvault announced a partnership with Pinecone, enabling customers to protect and recover vector database workloads that support enterprise AI applications.

Financial Outlook for Fourth Quarter and Full Year Fiscal 20263 -
We are providing the following guidance for the fourth quarter of fiscal year 2026, based on current macroeconomic conditions:
•Total revenues are expected to be between $305 million and $308 million
•Subscription revenue is expected to be between $203 million and $207 million
•Non-GAAP gross margin2 is expected to be approximately 81%
•Non-GAAP EBIT margin2 is expected to be approximately 19%

We are providing the following updated guidance for the full fiscal year 2026, based on current macroeconomic conditions:
•Total revenues are expected to be between $1,177 million and $1,180 million
•Total ARR1 is expected to grow approximately 18% year over year
•Subscription revenue is expected to be between $764 million and $768 million
•Subscription ARR1 is expected to grow approximately 24% year over year
•Non-GAAP gross margin2 is expected to be between 81% and 81.5%
•Non-GAAP EBIT margin2 is expected to be between 19% and 20%
•Free cash flow2 is expected to be between $215 million and $220 million, reflecting one-time payments associated with the cost optimization program (restructuring plan) initiated in the third quarter
The above statements are based on the incorporation of actual third quarter results and current targets. These statements are forward-looking and made pursuant to the safe harbor provisions discussed in detail below. We do not undertake any obligation to update these forward-looking statements. Actual results may differ materially from anticipated results.

Conference Call Information
Commvault will host a conference call today, January 27, 2026 at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss quarterly results. The live webcast and call dial-in numbers can be accessed by registering under the "News & Events" section of Commvault's website at ir.commvault.com under the "Investor Events" heading. An archived webcast of this conference call will also be available following the call.

About Commvault
Commvault (Nasdaq: CVLT) is a leader in unified resilience at enterprise scale. In a constantly evolving threat landscape, Commvault keeps customers ready by unifying data security, identity resilience, and cyber recovery, on one cloud-native, AI-enabled platform. Customers trust Commvault to conduct the fastest, most complete recoveries – not just their data, but their entire business. Purpose-built for the agentic enterprise, Commvault also enables organizations to safely embrace AI while protecting against AI-driven threats.

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as those related to our restructuring plans, competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item 1A. Risk Factors" in our annual report on Form 10-K and "Item 1A. Risk Factors" in our most recent quarterly report on Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements.

Investor Relations Contact
Michael J. Melnyk, CFA
646-522-6160
mmelnyk@commvault.com

Media Contact
Andrea Duffy
646-295-5241
andreaduffy@commvault.com

Overview
($ in thousands)

	Q3'25		Q4'25		Q1'26		Q2'26		Q3'26
	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Subscription:
Term-based license	$97,625	21%	$107,954	33%	$109,282	36%	$92,647	10%	$118,950	22%
SaaS	60,696	82%	65,274	69%	72,445	66%	80,018	61%	87,379	44%
Total subscription	158,321	39%	173,228	45%	181,727	46%	172,665	29%	206,329	30%
Perpetual license	16,423	10%	14,962	(2)%	7,335	(47)%	12,073	15%	13,675	(17)%
Customer support	77,078	—%	76,509	(1)%	79,021	4%	80,229	3%	80,271	4%
Other services	10,808	(1)%	10,340	(8)%	13,895	31%	11,221	2%	13,557	25%
Total revenues	$262,630	21%	$275,039	23%	$281,978	26%	$276,188	18%	$313,832	19%

Constant Currency - Revenue
($ in thousands)
The constant currency impact is calculated using the average foreign exchange rates from the prior year period and applying these rates to foreign-denominated revenues in the current corresponding period. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations. The non-GAAP financial measures presented in this press release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

	Q3'25 Revenue as Reported (GAAP)	Q3'26 Revenue as Reported (GAAP)	Constant Currency Impact	% Change Y/Y (GAAP)	% Change Y/Y Constant Currency
Subscription:
Term-based license	$97,625	$118,950	$(4,483)	22%	17%
SaaS	60,696	87,379	(1,733)	44%	41%
Total subscription	158,321	206,329	(6,216)	30%	26%
Perpetual license	16,423	13,675	(497)	(17)%	(20)%
Customer support	77,078	80,271	(2,192)	4%	1%
Other services	10,808	13,557	(606)	25%	20%
Total	$262,630	$313,832	$(9,511)	19%	16%

Disaggregation of Revenues
($ in thousands)
Our Americas region includes the United States, Canada, and Latin America. Our International region primarily includes Europe, Middle East, Africa, Australia, India, Southeast Asia, and China.

	Q3'25		Q4'25		Q1'26		Q2'26		Q3'26
	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Americas	$155,435	24%	$169,384	29%	$170,928	23%	$168,125	16%	$178,852	15%
International	107,195	17%	105,655	15%	111,050	29%	108,063	22%	134,980	26%
Total revenues	$262,630	21%	$275,039	23%	$281,978	26%	$276,188	18%	$313,832	19%

Total ARR, Subscription ARR and SaaS ARR1
($ in thousands)

	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26
Total ARR[1]	$889,628	$930,051	$996,202	$1,043,295	$1,084,880
Subscription ARR[1]	$734,212	$780,098	$843,873	$893,707	$940,859
SaaS ARR[1]	$258,957	$281,045	$306,874	$335,669	$363,732

Constant Currency - ARR1
($ in thousands)

The constant currency impact on ARR1 is calculated using the foreign exchange spot rates from March 31, 2025 and applying these rates to foreign-denominated results in the periods presented.

	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26
Total ARR[1] as Reported	$889,628	$930,051	$996,202	$1,043,295	$1,084,880
As Reported NNARR	$36,363	$40,423	$66,151	$47,093	$41,585
Total ARR[1] using March 31, 2025 rates	$899,365	$930,051	$969,693	$1,016,697	$1,055,806
Constant currency NNARR	$61,291	$30,686	$39,642	$47,004	$39,109

Subscription ARR[1] as Reported	$734,212	$780,098	$843,873	$893,707	$940,859
As Reported NNARR	$47,162	$45,886	$63,775	$49,834	$47,152
Subscription ARR[1] using March 31, 2025 rates	$741,526	$780,098	$822,695	$872,065	$916,722
Constant currency NNARR	$66,196	$38,572	$42,597	$49,370	$44,657

SaaS ARR[1] as Reported	$258,957	$281,045	$306,874	$335,669	$363,732
As Reported NNARR	$44,125	$22,088	$25,829	$28,795	$28,063
SaaS ARR[1] using March 31, 2025 rates	$261,416	$281,045	$299,017	$327,781	$354,888
Constant currency NNARR	$50,831	$19,629	$17,972	$28,764	$27,107

Additional Financial Information
•GAAP net income was $18 million, or $0.40 per diluted share for the three months ended December 31, 2025
•GAAP gross margin was 81.1% and non-GAAP gross margin2 was 81.5% for the three months ended December 31, 2025
•We repurchased approximately 327,000 shares of common stock for $41 million during the three months ended December 31, 2025
•Commvault's Board of Directors approved recommitting our share repurchase program so that $250 million was made available as of January 14, 2026
•Weighted average diluted shares outstanding were approximately 45 million for the period ended December 31, 2025
•Cash and cash equivalents totaled $1,026 million as of December 31, 2025
•SaaS net dollar retention rate (NRR)4 was 121% as of December 31, 2025
•At the end of the third quarter, we initiated a cost optimization program aimed to align our cost structure to the evolving needs of the business. Refer to Note 7 below for further details.

Commvault Systems, Inc.

Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Revenues:
Subscription:
Term-based license	$118,950	$97,625	$320,879	$262,457
Software-as-a-service	87,379	60,696	239,842	153,982
Total subscription	206,329	158,321	560,721	416,439
Perpetual license	13,675	16,423	33,083	40,681
Customer support	80,271	77,078	239,521	231,054
Other services	13,557	10,808	38,673	32,406
Total revenues	313,832	262,630	871,998	720,580
Cost of revenues:
Subscription:
Term-based license	2,999	2,653	7,655	6,802
Software-as-a-service	31,587	23,373	86,746	56,296
Total subscription	34,586	26,026	94,401	63,098
Perpetual license	60	410	499	1,188
Customer support	15,428	14,360	44,482	43,934
Other services	9,221	7,823	25,734	23,049
Total cost of revenues	59,295	48,619	165,116	131,269
Gross margin	254,537	214,011	706,882	589,311
Operating expenses:
Sales and marketing	139,314	116,068	384,033	313,965
Research and development	42,230	40,010	122,151	106,953
General and administrative	38,732	35,133	122,555	100,101
Depreciation and amortization	2,606	2,730	7,785	6,671
Restructuring	11,885	3,969	13,551	9,214
Change in contingent consideration	—	2,486	(545)	2,486
Impairment charges	—	—	—	2,910
Total operating expenses	234,767	200,396	649,530	542,300
Income from operations	19,770	13,615	57,352	47,011
Interest income	8,401	1,564	13,497	5,098
Interest expense	(1,449)	(104)	(2,364)	(313)
Other income, net	302	31	522	624
Income before income taxes	27,024	15,106	69,007	52,420
Income tax expense	9,242	4,085	12,999	7,307
Net income	$17,782	$11,021	$56,008	$45,113
Net income per common share:
Basic	$0.40	$0.25	$1.26	$1.03
Diluted	$0.40	$0.24	$1.24	$1.00
Weighted average common shares outstanding:
Basic	44,111	43,889	44,281	43,779
Diluted	44,613	45,184	45,063	45,177

Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	March 31,
	2025	2025
ASSETS
Current assets:
Cash and cash equivalents	$1,026,346	$302,103
Trade accounts receivable, net	361,846	251,995
Assets held for sale	—	34,770
Other current assets	56,869	46,189
Total current assets	1,445,061	635,057

Deferred tax assets, net	151,879	133,378
Property and equipment, net	11,140	8,294
Operating lease assets	37,770	10,124
Deferred commissions cost	94,933	79,309
Intangible assets, net	20,971	20,737
Goodwill	210,840	185,255
Other assets	65,540	46,112
Total assets	$2,038,134	$1,118,266

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$268	$373
Accrued liabilities	152,636	147,133
Current portion of operating lease liabilities	6,992	4,614
Deferred revenue	456,732	402,930
Total current liabilities	616,628	555,050

Convertible notes, net	879,827	—
Deferred revenue, less current portion	276,149	223,282
Deferred tax liabilities	1,528	1,384
Long-term operating lease liabilities	31,826	6,338
Other liabilities	15,445	7,090

Total stockholders’ equity	216,731	325,122
Total liabilities and stockholders’ equity	$2,038,134	$1,118,266

Commvault Systems, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities
Net income	$17,782	$11,021	$56,008	$45,113
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,782	2,759	9,455	6,758
Noncash stock-based compensation	29,057	31,463	91,461	84,270
Noncash operating lease expense	2,740	1,378	6,150	4,326
Noncash change in fair value of equity securities	(207)	167	(406)	32
Noncash change in fair value of contingent consideration	—	2,486	(545)	2,486
Noncash adjustment on headquarters sale leaseback	—	—	495	—
Noncash impairment charges	—	—	—	2,910
Deferred income taxes	142	2,203	9,718	(6,280)
Amortization of deferred commissions cost	12,137	8,279	34,347	23,756
Changes in operating assets and liabilities:
Trade accounts receivable, net	(124,987)	(88,550)	(100,981)	(65,437)
Operating lease liabilities	(2,287)	(1,200)	(5,934)	(5,173)
Other current assets and Other assets	(12,240)	4,778	(18,143)	436
Deferred commissions cost	(21,747)	(12,112)	(50,531)	(29,532)
Accounts payable	(59)	(1,035)	(147)	(1,240)
Accrued liabilities	43,453	21,927	(1,777)	10,095
Deferred revenue	55,518	46,080	83,471	57,910
Other liabilities	961	502	(146)	(3)
Net cash provided by operating activities	4,045	30,146	112,495	130,427
Cash flows from investing activities
Purchase of property and equipment	(2,119)	(262)	(7,185)	(2,973)
Purchase of equity securities	(156)	(207)	(6,782)	(788)
Proceeds from sale of headquarters, net	—	—	34,849	—
Business combination, net of cash acquired	—	(44,909)	(26,015)	(65,909)
Net cash used in investing activities	(2,275)	(45,378)	(5,133)	(69,670)
Cash flows from financing activities
Repurchase of common stock	(40,740)	(31,899)	(186,813)	(135,194)
Proceeds from stock-based compensation plans	—	—	6,974	11,100
Proceeds from issuance of convertible notes	—	—	900,000	—
Purchase of capped calls	—	—	(99,630)	—
Payment of debt issuance costs	(1,158)	—	(23,400)	—
Other	(18)	—	(48)	—
Net cash provided by (used in) financing activities	(41,916)	(31,899)	597,083	(124,094)
Effects of exchange rate — changes in cash	2,937	(12,365)	19,798	(5,842)
Net increase (decrease) in cash and cash equivalents	(37,209)	(59,496)	724,243	(69,179)
Cash and cash equivalents at beginning of period	1,063,555	303,071	302,103	312,754
Cash and cash equivalents at end of period	$1,026,346	$243,575	$1,026,346	$243,575
Supplemental disclosures of noncash activities
Issuance of common stock for business combination	$—	$—	$—	$4,900
Operating lease liabilities arising from obtaining right-of-use assets	$12,916	$220	$35,081	$4,687

Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$19,770	$13,615	$57,352	$47,011
Noncash stock-based compensation[5]	27,721	31,156	89,639	79,775
FICA and payroll tax expense related to stock-based compensation[6]	812	1,557	3,449	3,692
Restructuring[7]	11,885	3,969	13,551	9,214
Amortization of intangible assets[8]	1,255	1,383	3,466	2,529
Litigation settlement[9]	—	—	—	675
Business combination costs[10]	12	415	1,902	2,340
Change in contingent consideration[11]	—	2,486	(545)	2,486
Adjustment on headquarters sale leaseback[12]	—	—	495	—
Noncash impairment charges[13]	—	—	—	2,910
Other nonrecurring charges[14]	—	—	1,805	—
Non-GAAP income from operations	$61,455	$54,581	$171,114	$150,632

GAAP net income	$17,782	$11,021	$56,008	$45,113
Noncash stock-based compensation[5]	27,721	31,156	89,639	79,775
FICA and payroll tax expense related to stock-based compensation[6]	812	1,557	3,449	3,692
Restructuring[7]	11,885	3,969	13,551	9,214
Amortization of intangible assets[8]	1,255	1,383	3,466	2,529
Litigation settlement[9]	—	—	—	675
Business combination costs[10]	12	415	1,902	2,340
Change in contingent consideration[11]	—	2,486	(545)	2,486
Adjustment on headquarters sale leaseback[12]	—	—	495	—
Noncash impairment charges[13]	—	—	—	2,910
Other nonrecurring charges[14]	—	—	1,805	—
Non-GAAP provision for income taxes adjustment[15]	(7,249)	(9,373)	(30,866)	(30,143)
Non-GAAP net income	$52,218	$42,614	$138,904	$118,591

GAAP diluted earnings per share	$0.40	$0.24	$1.24	$1.00
Noncash stock-based compensation[5]	0.62	0.69	1.99	1.77
FICA and payroll tax expense related to stock-based compensation[6]	0.02	0.03	0.08	0.08
Restructuring[7]	0.27	0.09	0.30	0.20
Amortization of intangible assets[8]	0.03	0.03	0.08	0.06
Litigation settlement[9]	—	—	—	0.01
Business combination costs[10]	—	0.01	0.04	0.05
Change in contingent consideration[11]	—	0.06	(0.01)	0.06
Adjustment on headquarters sale leaseback[12]	—	—	0.01	—
Noncash impairment charges[13]	—	—	—	0.06
Other nonrecurring charges[14]	—	—	0.04	—
Non-GAAP provision for income taxes adjustment[15]	(0.17)	(0.21)	(0.69)	(0.66)
Non-GAAP diluted earnings per share	$1.17	$0.94	$3.08	$2.63
GAAP diluted weighted average shares outstanding	44,613	45,184	45,063	45,177

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Non-GAAP gross margin reconciliation:
GAAP gross margin	81.1%	81.5%	81.1%	81.8%
Cost of revenues related to noncash stock-based compensation	0.4%	0.5%	0.4%	0.6%
Non-GAAP gross margin	81.5%	82.0%	81.5%	82.4%

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Non-GAAP free cash flow reconciliation:
GAAP cash provided by operating activities	$4,045	$30,146	$112,495	$130,427
Purchase of property and equipment	(2,119)	(262)	(7,185)	(2,973)
Non-GAAP free cash flow	$1,926	$29,884	$105,310	$127,454

Use of Non-GAAP Financial Measures
Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations (EBIT), non-GAAP income from operations margin, non-GAAP gross margin, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP free cash flow, annualized recurring revenue (ARR), subscription ARR, SaaS ARR and SaaS net dollar retention rate (NRR). This financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Commvault believes that the use of these non-GAAP financial measures, when used as a supplement to GAAP financial measures, provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Commvault has also provided its revenues, ARR, subscription ARR and SaaS ARR on a constant currency basis. Commvault analyzes revenue growth, ARR, subscription ARR and SaaS ARR on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

All of these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional Federal Insurance Contribution Act (FICA) and related payroll tax expense incurred by Commvault when employees vest in restricted stock awards. Commvault has also excluded restructuring costs, noncash amortization of intangible assets, business combination costs, the change in the estimated fair value of contingent consideration, adjustments from the sale and leaseback of headquarters and other nonrecurring charges from its non-GAAP results. These adjustments are further discussed in the reconciliation of GAAP to non-GAAP financial measures. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short- and long-term plans, Commvault does not consider such expenses.

Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. The following table presents the stock-based compensation expense included in cost of revenues, sales and marketing, research and development and general and administrative ($ in thousands):

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Cost of revenues	$1,323	$1,465	$3,895	$4,420
Sales and marketing	13,361	13,911	38,704	35,028
Research and development	6,739	7,084	21,561	17,803
General and administrative	6,298	8,696	25,479	22,524
Stock-based compensation expense	$27,721	$31,156	$89,639	$79,775

The table above excludes stock-based compensation expense related to the Company's restructuring activities described below in Note 7.

The components that Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures. Due to the limitations related to the use of non-GAAP measures, Commvault’s management assists investors by providing a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Commvault's management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted earnings per share (EPS). In addition to the adjustments discussed in non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS incorporates a non-GAAP effective tax rate of 24%.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rates in recent fiscal years were not meaningful percentages due to the dollar amount of GAAP pre-tax income. For the same reason as the GAAP tax rates, the estimated cash tax rates in recent fiscal years are not meaningful percentages. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income. Over time, Commvault believes its GAAP and cash tax rates will align.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP diluted EPS.

Non-GAAP gross margin. Commvault defines this non-GAAP financial measure as GAAP gross margin adjusted to exclude cost of revenues related to noncash stock-based compensation.

Non-GAAP free cash flow. Commvault defines this non-GAAP financial measure as net cash provided by operating activities less purchases of property and equipment. Commvault considers non-GAAP free cash flow a useful metric for Commvault management and its investors in evaluating Commvault's ability to generate cash from its business operations. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP free cash flow.

Forward-looking non-GAAP measures. In this press release, Commvault presents non-GAAP gross margin, non-GAAP EBIT margin and free cash flow on a forward-looking basis. The most directly comparable GAAP measures are not accessible on a forward-looking basis without unreasonable efforts, because certain items that impact these GAAP measures, cannot be reasonably predicted or quantified. The probable significance of these items may be material, and as a result, the corresponding GAAP measures and a quantitative reconciliation to those GAAP measures are not available on a forward-looking basis.

Notes
1.Annualized recurring revenue (ARR) is defined as the annualized recurring value of all active contracts at the end of a reporting period. It includes recurring subscription offerings (including term licenses, SaaS, and utility software), maintenance related to perpetual and term licenses, extended maintenance contracts (enterprise support), and managed services. It excludes non-recurring elements such as perpetual licenses and professional services which are typically delivered at a point in time. ARR is calculated by dividing the total contract value by the number of days in the contract term and multiplying by 365. Subscription ARR includes only term licenses, SaaS, and utility arrangements, calculated using the same methodology as ARR. SaaS ARR includes only the cloud-hosted portion of subscription ARR and is calculated using the same methodology.

These metrics should be viewed independently of GAAP revenue, deferred revenue and unbilled revenue and are not intended to be combined with or to replace those items. These metrics are not a forecast of future revenues. Management believes that reviewing these metrics, in addition to GAAP results, helps investors and financial analysts understand the value of Commvault's recurring revenue streams presented on an annualized basis. There is no direct GAAP comparative to ARR. See “Use of Non-GAAP Financial Measures" for additional explanation.

2.A reconciliation of GAAP to non-GAAP results has been provided in the reconciliation of GAAP to non-GAAP financial measures included in this press release. An explanation of these measures is also included under the heading “Use of Non-GAAP Financial Measures.”

3.Commvault does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. See “Forward-looking non-GAAP measures” for additional explanation.

4.SaaS net dollar retention rate (NRR) is the percentage of SaaS ARR retained from existing customers at the start of an annual period after accounting for expansion revenue, churn, and downgrades. It is presented on a constant currency basis using exchange rates as of March 31, 2025. Acquired SaaS ARR is excluded until the acquisition is fully integrated, which we generally expect to occur twelve months from the close date. We believe our SaaS NRR offers valuable insight into the year-over-year expansion of our existing customer base, reflecting both increased utilization of current products and services as well as the adoption of additional offerings. There is no direct GAAP comparative to NRR. See “Use of Non-GAAP Financial Measures" for additional explanation.

5.Represents noncash stock-based compensation charges associated with restricted stock units granted and our Employee Stock Purchase Plan, exclusive of stock-based compensation expense related to Commvault's restructuring activities described below in Note 7.

6.Represents additional FICA and related payroll tax expenses incurred by Commvault when employees vest in restricted stock awards.

7.During fiscal 2026, we initiated two restructuring plans designed to optimize our cost structure, enhance organizational agility, align resources with strategic priorities, and reorganize our business technology function. These initiatives include workforce reductions, technology transitions, office lease closures, and the exit of operations in certain jurisdictions. The related charges primarily consist of severance and associated employee termination costs, stock‑based compensation expense resulting from modification events, and office closure and exit charges. We expect both restructuring plans to be substantially completed during fiscal 2027.

Restructuring charges incurred in the prior year relate to a plan initiated in the fourth quarter of fiscal 2024 and completed in fiscal 2025. These charges consisted of severance and associated employee termination costs and stock‑based compensation expense resulting from modification events.

8.Represents noncash amortization of intangible assets.

9.During the first quarter of fiscal 2025, we entered into a settlement agreement resulting in a payment of approximately $1.5 million which resolved certain legal matters. For the three months ended June 30, 2024, approximately $0.7 million was recorded in general and administrative expenses and the remaining $0.8 million was incurred in a prior period that is not presented in the consolidated statements of operations.

10.These charges relate to acquisition and business development activities, including legal, accounting and advisory services. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to other periods.

11.Represents the change in the estimated fair value of the contingent consideration arrangement related to the acquisition of Appranix, Inc.

12.During the first quarter of fiscal 2026, we finalized the sale of our corporate headquarters and entered into a lease for a portion of the premises. These noncash charges represent accounting adjustments for a $1.3 million loss associated with the related lease terms and an $0.8 million adjustment to reflect the final sale price of the assets resulting in a net charge of $0.5 million recorded in general and administrative expense on the consolidated statements of operations.

13.Represents noncash impairment charges related to our corporate headquarters.

14.These primarily legal and consulting expenses are related to our response in the second quarter of fiscal 2026 to a one-time security matter from the first quarter. Given the non-recurring nature of the matter, these costs have been excluded from non-GAAP results to provide a clearer view of ongoing operating performance.

15.The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of 24%.